UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Departure

On March 3, 2026, Mesa Laboratories, Inc. (“Mesa” or the “Company”) initiated a leadership transition pursuant to which Gary Owens will depart as President and Chief Executive Officer of the Company, effective on or about April 13, 2026 (the “Transition Date”). Mr. Owens' separation from the Company is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The terms of Mr. Owens’ separation are in the process of being determined.

CEO Appointment; Director Appointment

In connection with Mr. Owens’ departure, the Board has appointed Dr. Siddhartha Kadia to serve as the Company’s new President and Chief Executive Officer, effective on or about April 13, 2026 (the “Effective Date”). Dr. Kadia’s appointment was made after a comprehensive external search conducted by the Board as part of its CEO succession process and long-term leadership strategy. The Board has also approved the appointment of Dr. Kadia as a member of the Board, effective as of the Effective Date.

Dr. Kadia, age 56, is an experienced executive with over 20 years in the life sciences, diagnostics and biotechnology sectors. Since January 2025, Dr. Kadia has served as Chief Executive Officer of Calibre Scientific, a diversified global provider of life science reagents, tools, instruments, and other consumables to the lab research, diagnostics and biopharmaceutical communities. From March 2022 to August 2023, he served as Chief Executive Officer of PhenomeX and its predecessor Berkeley Lights until its acquisition by Bruker Corporation. From 2014 to 2018, he served as Chief Executive Officer of EAG Laboratories. From 2005 to 2014, he served in various roles at Life Technologies (formerly Invitrogen Corporation), including President of the company’s Life Sciences Division, until the company was acquired by Thermo Fisher Scientific. Dr. Kadia began his career at consultancy firm McKinsey & Company, where he worked from 2001 to 2005. Dr. Kadia holds a Ph.D. in Biomedical Engineering from Johns Hopkins University School of Medicine, where he was honored with the David Israel Macht Award for Excellence in Research, and a Masters of Science in Biomedical Engineering from Rutgers University.

There are no family relationships between Dr. Kadia and any director or executive officer of the Company, and there are no arrangements or understandings between Dr. Kadia and any other persons pursuant to which he was selected as President and Chief Executive Officer of the Company. In addition, there are no related party transactions between Dr. Kadia and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Dr. Kadia as President and Chief Executive Officer, he and the Company have entered into an Employment Agreement, effective as of March 3, 2026 (the “Employment Agreement”), pursuant to which Dr. Kadia will receive an annual base salary of $850,000, which may be increased from time to time by the Compensation Committee of the Board. He will be eligible to participate in the Company’s annual executive cash incentive plan, with the opportunity to receive an annual cash bonus equal to at least 100% of his annual base salary, pursuant to the terms and conditions of such plan and subject to the achievement of performance targets set by the Compensation Committee of the Board. Upon the commencement of his employment, Dr. Kadia will be entitled to an equity award consisting of restricted stock units (“RSUs”) with an estimated value of $3.0 million and performance share units (“PSUs”) with an estimated target value of $3.0 million, each to be granted at the times and to cover a target number of shares as set forth in the Employment Agreement. The RSUs shall vest and be earned in equal 1/3rd increments on the first three anniversaries of their grant date, contingent on Dr. Kadia’s continued employment through each anniversary date. The PSUs shall have a potential payout between 0% and 200% of the target number of shares based on achievement of one or more metrics determined by the Compensation Committee, and will vest and be earned contingent on Dr. Kadia’s continued employment through the third anniversary of their grant date. Dr. Kadia will be eligible to receive additional equity awards from time to time as determined by the Compensation Committee consistent with Mesa’s compensation practices. The Employment Agreement contains customary severance and other terms.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01          REGULATION FD DISCLOSURE

On March 9, 2026, the Company issued a news release announcing the foregoing updates. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Employment Agreement, dated as of March 3, 2026, by and among Mesa Laboratories, Inc. and Siddhartha Kadia
99.1	News release, dated March 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 9, 2026		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ John Sakys
John Sakys
Chief Financial Officer